UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025 (November 20, 2025)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2025 (the “Closing Date”), Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with 1563868 B.C. Ltd., a Canadian limited corporation and the Company’s wholly owned subsidiary (“Purchaser”), 1542770 BC Ltd., a Canadian limited corporation (“Seller”) and Zhitian (Andy) Zhang, an individual residing in Vancouver, Canada (“Seller Guarantor”).

Pursuant to the terms and conditions of the Agreement, the Seller sold the Purchaser all of its rights, title and interest in and to substantially all of the assets (collectively, the “Transferred Assets “) and liabilities (the “Transferred Liabilities”) of the Seller.

The closing of the transactions contemplated under the Agreement were consummated on the Closing Date.

The aggregate consideration payable by or on behalf of the Purchaser for the sale, transfer, and delivery of the Transferred Assets and Transferred Liabilities consists of: (a) a one-time cash contribution of $3,000,000, paid on the Closing Date; (ii) a first installment contribution equal to $3,000,000, payable on the 6 month anniversary of the Closing Date; and (iii) a second installment contribution equal to $2,000,000, payable on the one year anniversary of the Closing Date. In addition, Seller has the contingent right to receive two contributions equal to $1,000,000 each by the achievement of the following milestones:

(i)	Extension of Seller’s current AI model and platform to support drug-target interaction to work with current molecule property prediction technology to further speed up the drug discovery process, to the reasonable satisfaction of Purchaser, by the 3 month anniversary of the Closing Date; and

(ii)	Production of a first version of Agentic AI mode that enables an automatic workflow for drug discovery, as a next-generation AI application that significantly expands the Seller’s platform’s functionality, to the reasonable satisfaction of Purchaser, by the 6 month anniversary of the Closing Date.

Aside from the $3,000,000 cash consideration paid at the Closing, all other consideration payable under the Agreement may be paid by or on behalf of Purchaser in cash, shares of the Company’s common stock, par value $0.00001 per share (“Company Common Stock”), or any combination thereof as elected in the sole discretion of the Seller, provided that (x) the total number of shares of Company Common Stock issuable will not, without first obtaining approval of the Company’s stockholders, exceed 19.99% of the issued and outstanding shares of Company Common Stock as of the Closing Date.

The Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Agreement. The Agreement also contains customary indemnification provisions by the Seller and the Company and the Purchaser in favor of one another.

The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, with confidential portions redacted, as applicable, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of Company Common Stock, if and when issued pursuant to the terms of the Agreement, will not be registered under the Securities Act and will instead be offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated as of November 20, 2025, by and among Shuttle Pharmaceuticals Holdings, Inc.,1563868 B.C. Ltd., 1542770 BC Ltd., and Zhitian (Andy) Zhang.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: November 26, 2025
	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Interim Chief Executive Officer